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                                                             EXHIBIT NO. 99.1(b)

                           MFS MUNICIPAL SERIES TRUST

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

         Pursuant to Sections 6.9 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration"), of MFS Municipal Series Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Municipal Income Fund, a series of the Trust, to create two additional classes of shares, within the meaning of Section 6.10, as follows:

         1. The additional classes of Shares are designated "Class A1 Shares" and "Class B1 Shares";

         2. Class A1 Shares and Class B1 Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class A1 Shares and Class B1 Shares, the method of determination of the net asset value of Class A1 Shares and Class B1 Shares, the price, terms and manner of redemption of Class A1 Shares and Class B1 Shares, and relative dividend rights of holders of Class A1 Shares and Class B1 Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of November 28, 2006 and further certify, as provided by the provisions of
Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER                          ROBERT J. MANNING
-----------------------------             -----------------------------
Robert E. Butler                          Robert J. Manning
804 W. Park Avenue                        13 Rockyledge Road
State College PA  16803                   Swampscott MA  01907


LAWRENCE H. COHN
-----------------------------
Lawrence H. Cohn                          LAWRENCE T. PERERA
45 Singletree Road                        -----------------------------
Chestnut Hill MA  02467                   Lawrence T. Perera
                                          18 Marlborough Street
                                          Boston MA  02116
DAVID H. GUNNING
-----------------------------
David H. Gunning                          ROBERT C. POZEN
2571 N. Park Blvd.                        -----------------------------
Cleveland Heights OH  44106               Robert C. Pozen
                                          9 Arlington Street
                                          Boston MA 02116
WILLIAM R. GUTOW
-----------------------------
William R. Gutow                          J. DALE SHERRATT
3 Rue Dulac                               -----------------------------
Dallas TX  75230                          J. Dale Sherratt
                                          86 Farm Road
                                          Sherborn MA  01770
MICHAEL HEGARTY
-----------------------------
Michael Hegarty                           LAURIE J. THOMSEN
177 Old Briarcliff Road                   -----------------------------
Briarcliff Manor NY  10510                Laurie J. Thomsen
                                          235 Nashawtuc Road
                                          Concord MA 01742
J. ATWOOD IVES
-----------------------------             ROBERT W. UEK
J. Atwood Ives                            -----------------------------
17 West Cedar Street                      Robert W. Uek
Boston MA  02108                          536 Tierra Mar Lane
                                          Naples FL  34108